Exhibit 99.1

Leader in Remote Cardiac Health Monitoring Solutions, Biotricity CEO
Issues 2021 Shareholder Letter

Company is “well-positioned and fully confident that 2022

will prove to be our historically pivotal breakout year.”

Letter highlights milestones, products roadmap, growth strategy and 2022 goals

REDWOOD CITY, CA / December XX, 2021 /Biotricity, Inc. (NASDAQ: BTCY) (“Biotricity” or the “Company”), a medical diagnostic and consumer healthcare technology company, has released its December 2021 CEO Shareholder Letter, which discusses recent Company milestones achieved including its financial performance, commercialization of its new Biokit, and other state-of-the-art remote cardiac monitoring devices and software apps in development.

Highlights from the shareholder letter include:

●	Recent uplisting to Nasdaq that will further attract a much larger pool of investors, and an increase in liquidity and visibility

●	Introduced personal medical 3-devices kit, Biokit, for integration into the Biotricity ecosystem

●	Record quarterly revenue of $1.81 million for its 2022 fiscal year’s second quarter ended September 30, 2021, up 143% year-over-year — its tenth consecutive quarter of triple-digit year-over-year growth

●	The product roadmap for Bioflux®, Biotres, Biocare® Telemed, Biokit, and Bioheart

●	Company’s 2022 goals including launching new state-of-the-art cardiac monitoring solutions and software services to round out a complete cardiac solution, making Biotricity the go-to turnkey solution for all cardiac health diagnostic and disease management needs.

Dr. Waqaas Al-Siddiq, Founder and CEO of Biotricity commented, “We had a historic second quarter that saw revenue increase 143% YoY, the strengthening of our balance sheet, and uplist to Nasdaq which has boosted our exposure to investors worldwide. We’ve made great strides in each vertical we targeted over the year and are well-positioned and fully confident that 2022 will prove to be our historically pivotal breakout year. We are taking telemedicine to an entirely new, next-generation level of cost-effectiveness and patient care to disrupt the cardiac care landscape for lower costs and improved patient outcomes.”

The Biotricity December 2021 Shareholder Letter can be viewed at https://www.biotricity.com/wp-content/uploads/2016/09/Biotricity_Letter-To-Shareholders-Dec21.pdf.

About Biotricity Inc.

Biotricity is reforming the healthcare market by bridging the gap in remote monitoring and chronic care management. Doctors and patients trust Biotricity’s unparalleled standard for preventive & personal care, including diagnostic and post-diagnostic products for chronic conditions. The Company develops comprehensive remote health monitoring solutions for the medical and consumer markets. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” “project,” or “goal” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans, objectives and goals of management for future operations, including plans, objectives or goals relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company’s future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company’s inability to expand the Company’s business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Contacts:

Investor Relations:

Biotricity Inc.

1-800-590-4155

investors@biotricity.com

Todd Kehrli or Mark Forney

MKR Investor Relations, Inc.

btcy@mkr-group.com